UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 20, 2013 (November 14, 2013)

RMG NETWORKS HOLDING CORPORATION

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-35534	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 North Central Expressway Suite 175 Plano, TX	75074
(Address of Principal Executive Offices)	(Zip Code)

(972) 543-9300

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.     Entry into a Material Definitive Agreement.

On November 14, 2013, RMG Networks Holding Corporation (the “Company”) entered into a Second Amendment (the “Second Amendment”) to the Credit Agreement, dated April 19, 2013 (the “Senior Credit Agreement”), by and among it and certain of its direct and indirect domestic subsidiaries party thereto from time to time as borrowers (the “Borrowers”), certain of its direct and indirect domestic subsidiaries party thereto from time to time as guarantors (the “Guarantors” and, together with the Borrowers, collectively, the “Loan Parties”, and the financial institutions from time to time party thereto as lenders (the “Senior Lenders”). The Second Amendment amends certain provisions of the Senior Credit Agreement and provides for a new $8 million term loan facility (the “Term Loan Facility”). The proceeds of the Term Loan Facility, along with cash on hand, were used by the Company to (i) repay certain lenders and all but the new $8 million term loan under the Senior Credit Agreement and (ii) repay in full all the obligations owed by the Loan Parties to Plexus Fund II, L.P. pursuant to the Company’s Junior Credit Agreement dated April 19, 2013. Pursuant to the terms of Second Amendment, the Term Loan Facility will bear interest at a rate per annum equal to the Base Rate plus 6.25% or the LIBOR Rate plus 7.5%, at the election of the Borrowers. The Company is no longer required to make quarterly principal amortization payments, and the entire unpaid portion of the Term Loan Facility is due on the termination date (April 19, 2018). The Second Amendment also included, among other things, revisions to the financial and operational covenants contained in the Senior Credit Agreement that provide greater covenant cushion to the Company. Until December 31, 2014, financial covenants for the amended Senior Credit Facility will consist of a borrowing base requirement and minimum liquidity threshold. The Company will not be subject to last twelve month EBITDA or maximum leverage covenants during this period.

In connection with the Second Amendment, the original administrative agent under the Senior Credit Agreement resigned from such position and Comvest Capital II, L.P. (the “New Administrative Agent”) was appointed administrative agent. The New Administrative Agent was issued 150,000 shares (the “Lender Shares”) of the Company’s common stock pursuant to the terms of the Second Amendment. Pursuant to an Equity Rights Agreement entered into by the Company and the New Administrative Agent on November 14, 2013 (the “Equity Rights Agreement”), the Company agreed to file a registration statement to register the resale of the Lender Shares. The Company also granted the New Administrative Agent put rights with respect to the Lender Shares, pursuant to which the New Administrative Agent has the right, commencing on April 14, 2014, to require the Company to purchase a portion of the Lender Shares from the New Administrative Agent from time to time, at a purchase price equal to 90% of the then-current fair market value. The put rights are subject to certain limitations, including that no individual put right can require the Company to purchase more than 25,000 of the Lender Shares, and the maximum number of Lender Shares that the Company is required to purchase in any calendar year is 40,000.

Copies of the Second Amendment and the Equity Rights Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the Second Amendment and the Equity Rights Agreement do not purport to be complete and are qualified in their entireties by reference to such Exhibits.

Item 8.01.     Other Events.

On November 15, 2013, the Company issued a press release announcing the execution of the Second Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
10.1	Second Amendment to Credit Agreement, dated as of November 14, 2013.
10.2	Equity Rights Agreement, dated as of November 14, 2013, between the Company and Comvest Capital II, L.P.
99.1	Press release issued November 15, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 20, 2013

RMG NETWORKS HOLDING CORPORATION

By:  /s/ William G. Cole

Name: William G. Cole

Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Second Amendment to Credit Agreement, dated as of November 14, 2013.
10.2	Equity Rights Agreement, dated as of November 14, 2013, between the Company and Comvest Capital II, L.P.
99.1	Press release issued November 15, 2013.